                                                                  EXHIBIT (a)(5)

                               OFFER TO PURCHASE
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                      ADVANCED ENVIRONMENTAL SYSTEMS, INC.
                                       AT
                         $0.0059 NET PER SHARE IN CASH
                                       BY

                             AES ACQUISITION CORP.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                             PHILIP SERVICES CORP.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON FRIDAY, JANUARY 23, 1998, UNLESS THE OFFER IS EXTENDED.

                                                               December 24, 1997
To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated December 24, 1997 (the "Offer to Purchase"), and a related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") relating to an offer by AES Acquisition Corp., a New York corporation (the "Purchaser") and an indirect wholly owned subsidiary of Philip Services Corp., an Ontario corporation ("Parent"), to purchase all outstanding shares of Common Stock, $0.0001 par value (the "Shares"), of Advanced Environmental Systems, Inc., a New York corporation (the "Company"), at a purchase price of $0.0059 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Company's Solicitation/Recommendation Statement on Schedule 14D-9. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Offer to Purchase.

     THIS MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF THE SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The tender price is $0.0059 per Share, net to the seller in cash.

          2. THE COMPANY BOARD HAS UNANIMOUSLY APPROVED THE OFFER AND THE MERGER, HAS DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY'S STOCKHOLDERS, AND RECOMMENDS THAT STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES.

          3. The Offer is being made for all outstanding Shares.

          4. The Offer is being made pursuant to an Agreement and Plan of Merger dated as of December 15, 1997 (the "Merger Agreement"), among Parent, the Purchaser and the Company. The Merger Agreement provides that the Purchaser will be merged (the "Merger") with and into the Company after the completion of the Offer and the satisfaction of certain conditions. As a result of the Merger, each Share issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than Shares then owned by the Company, Parent, the Purchaser, any other direct or indirect subsidiary of Parent or by the stockholders of the Company, if any, who dissent from the Merger and comply with all of the provisions of the New York Business Corporation Law concerning the right, if applicable, of holders of Shares to seek appraisal of their Shares) will be converted into the right to receive the price paid in the Offer in cash, without interest.

          5. The Offer is subject to the terms and conditions contained in the Offer to Purchase. See Section 14 of the Offer to Purchase.

          6. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, January 23, 1998, unless the Offer is extended by the Purchaser. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the Share Certificates or timely Book-Entry Confirmation of such Shares, if such procedure is available, into the Depositary's account at the Book-Entry Transfer Facilities pursuant to the procedures set forth in
     Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message and (iii) any other documents required by the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified below. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED PROMPTLY TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. If the securities laws of any jurisdiction require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                          INSTRUCTIONS WITH RESPECT TO
                             THE OFFER TO PURCHASE
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                      ADVANCED ENVIRONMENTAL SYSTEMS, INC.

     The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase dated December 24, 1997, of AES Acquisition Corp., a New York corporation and an indirect wholly owned subsidiary of Philip Services Corp., an Ontario corporation, and the related Letter of Transmittal, relating to shares of Common Stock, $0.0001 par value (the "Shares"), of Advanced Environmental Systems, Inc., a New York corporation.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be Tendered:* ______ Shares


                                                                    SIGN HERE


                                               -----------------------------------------------



                                               -----------------------------------------------
                                                                   Signature(s)


                                               -----------------------------------------------



                                               -----------------------------------------------
                                                                 (Print Name(s))


                                               -----------------------------------------------


                                               -----------------------------------------------
                                                               (Print Address(es))


                                               -----------------------------------------------
                                                       (Area Code and Telephone Number(s))


                                               -----------------------------------------------
                                                          (Taxpayer Identification or
                                                           Social Security Number(s))

-------------------------
* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.